EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of The Wendy’s Company (the “Company”). Unless the context indicates otherwise, any reference in this report to the “Company,” “we,” “us,” and “our” refers to The Wendy’s Company. The unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the sale by the Company of certain assets used in the operation of 70 Wendy’s® restaurants in the Dallas, Texas area to MUY Hamburger Partners, LLC and MUY Properties-CTW, Ltd. (collectively, “MUY”) for $32.4 million (subject to customary purchase price adjustments) plus initial franchise fees and development fees for the right to develop Wendy’s restaurants in the future in the Dallas, Texas area (the “MUY Disposition”).

The unaudited pro forma condensed consolidated balance sheet as of September 29, 2013 reflects the pro forma effect as if the MUY Disposition had been consummated on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 29, 2013 and the year ended December 30, 2012 include The Wendy’s Company’s historical statements of operations, adjusted to reflect the pro forma effect as if the MUY Disposition had been consummated on January 2, 2012 (the first day of our 2012 fiscal year). The historical consolidated financial statements referred to above for The Wendy’s Company were included in its Quarterly Report on Form 10-Q for the quarter ended September 29, 2013 and Annual Report on Form 10-K for the year ended December 30, 2012. The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented herein should be read in conjunction with the historical consolidated financial statements and notes thereto for The Wendy’s Company.

The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the sale, (b) are factually supportable and (c) with respect to the statement of operations, have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the sale, including potential general and administrative cost savings. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the results of operations that would have occurred if the MUY Disposition had occurred on January 2, 2012 nor is it necessarily indicative of our future operating results. The pro forma adjustments are subject to change and are based upon currently available information.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 29, 2013
(In Thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$513,431	$35,363	(a)	$548,794
Accounts and notes receivable	62,620	—		62,620
Inventories	9,127	—		9,127
Prepaid expenses and other current assets	118,680	(9,578)	(b)	109,102
Deferred income tax benefit	86,173	—		86,173
Advertising funds restricted assets	68,768	—		68,768
Total current assets	858,799	25,785		884,584
Properties	1,156,320	(978)	(b)	1,155,342
Goodwill	868,057	(6,498)	(b)	861,559
Other intangible assets	1,300,035	10,159	(c)	1,310,194
Investments	106,636	—		106,636
Deferred costs and other assets	34,108	—		34,108
Total assets	$4,323,955	$28,468		$4,352,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$38,260	$—		$38,260
Accounts payable	89,743	—		89,743
Accrued expenses and other current liabilities	156,075	2,256	(d)	158,331
Advertising funds restricted liabilities	68,768	—		68,768
Total current liabilities	352,846	2,256		355,102
Long-term debt	1,433,662	—		1,433,662
Deferred income taxes	454,524	7,724	(e)	462,248
Other liabilities	161,614	12,131	(c)	173,925
		180	(f)
Commitments and contingencies
The Wendy’s Company stockholders’ equity	1,923,722	6,177	(g)	1,929,899
Noncontrolling interests	(2,413)	—		(2,413)
Total liabilities and equity	$4,323,955	$28,468		$4,352,423

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 29, 2013
(In Thousands Except Per Share Amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Sales	$1,659,900	$(68,130)	(b)	$1,591,770
Franchise revenues	235,105	7,939	(h)	243,044
	1,895,005	(60,191)		1,834,814
Costs and expenses:
Cost of sales	1,403,303	(54,781)	(b)	1,345,795
		(2,727)	(i)
General and administrative	216,623	(1,316)	(b)	215,307
Depreciation and amortization	134,841	(1,340)	(b)	133,501
Impairment of long-lived assets	5,327	—		5,327
Facilities action charges, net	31,690	—		31,690
Other operating income, net	(3,043)	2,727	(i)	(269)
		47	(c)
	1,788,741	(57,390)		1,731,351
Operating profit	106,264	(2,801)		103,463
Interest expense	(55,548)	—		(55,548)
Loss on early extinguishment of debt	(21,019)	—		(21,019)
Investment income and other (expense), net	50	—		50
Income before income taxes and noncontrolling interests	29,747	(2,801)		26,946
Provision for income taxes	(17,774)	1,081	(j)	(16,693)
Net income	11,973	(1,720)		10,253
Net loss attributable to noncontrolling interests	445	—		445
Net income attributable to The Wendy’s Company	$12,418	$(1,720)		$10,698

Basic net income per share attributable to The Wendy’s Company	$0.03			$0.03
Diluted net income per share attributable to The Wendy’s Company	$0.03			$0.03

Weighted average number of basic shares outstanding	392,750			392,750
Weighted average number of diluted shares outstanding	398,101			398,101

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 30, 2012
(In Thousands Except Per Share Amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Sales	$2,198,323	$(85,188)	(b)	$2,113,135
Franchise revenues	306,919	10,329	(h)	317,248
	2,505,242	(74,859)		2,430,383
Costs and expenses:
Cost of sales	1,881,248	(71,893)	(b)	1,805,639
		(3,716)	(i)
General and administrative	287,808	(1,842)	(b)	285,966
Depreciation and amortization	146,976	(1,808)	(b)	145,168
Impairment of long-lived assets	21,097	—		21,097
Facilities relocation costs and other transactions	41,031	—		41,031
Other operating expense, net	4,335	3,716	(i)	8,105
		54	(c)
	2,382,495	(75,489)		2,307,006
Operating profit	122,747	630		123,377
Interest expense	(98,604)	—		(98,604)
Loss on early extinguishment of debt	(75,076)	—		(75,076)
Other income, net and investment income, net	37,808	—		37,808
Loss before income taxes and noncontrolling interests	(13,125)	630		(12,495)
Benefit from income taxes	21,083	(243)	(j)	20,840
Income from continuing operations	7,958	387		8,345
Income attributable to noncontrolling interests	(2,384)	—		(2,384)
Income from continuing operations attributable to The Wendy’s Company	$5,574	$387		$5,961

Basic income from continuing operations per share attributable to The Wendy’s Company	$0.02			$0.02
Diluted income from continuing operations per share attributable to The Wendy’s Company	$0.02			$0.02

Weighted average number of basic shares outstanding	390,275			390,275
Weighted average number of diluted shares outstanding	392,140			392,140

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

THE WENDY’S COMPANY AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(In Thousands)

Description of Transaction and Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of The Wendy’s Company (“The Wendy’s Company” or the “Company”), which were included in its Quarterly Report on Form 10-Q for the quarter ended September 29, 2013 and Annual Report on Form 10-K for the year ended December 30, 2012. Unless the context indicates otherwise, any reference in this report to the “Company,” “we,” “us,” and “our” refers to The Wendy’s Company together with its direct and indirect subsidiaries. The unaudited pro forma condensed consolidated statements of operations reflect the sale by the Company of certain assets related to the operations of 70 Wendy’s restaurants as if the sale had been consummated on January 2, 2012 (the first day of our 2012 fiscal year). The unaudited pro forma condensed consolidated balance sheet as of September 29, 2013 reflect such sale as if it had been consummated on that date.

Pro Forma Adjustments

On February 17, 2014, Wendy’s completed the sale by the Company of certain assets used in the operation of 70 Wendy’s restaurants in the Dallas, Texas area to MUY pursuant to the terms of an Asset Purchase Agreement (the “Agreement”) dated as of January 31, 2014 for $32,408 (subject to customary purchase price adjustments) plus initial franchise fees. The Agreement also includes fees for the right to develop Wendy’s restaurants in the future in the Dallas, Texas area (“Development Fees”).

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations:

(a)	Reflects anticipated cash proceeds of the $32,408 sale price, $2,800 of initial franchise fees and $180 of Development Fees, as reduced by $(25) of net liabilities assumed.

(b)	The elimination of assets and liabilities included in the MUY Disposition, estimated goodwill allocated to the restaurants being sold and historical revenues and expenses.

(c)
Reflects favorable lease assets and unfavorable lease liabilities resulting from the lease and/or sublease of land, buildings and/or leasehold improvements to MUY and the related pro forma effect on continuing amortization.

(d)	Reflects the deferral of anticipated cash proceeds for the development of one restaurant under our image activation program.

(e)
Income taxes related to the estimated pre-tax gain on sale and revenue recognized for the initial franchise fees. Income taxes are based on the estimated statutory tax rate adjusted for the impact of non-deductible goodwill.

(f)	Reflects the deferral of anticipated cash proceeds for Development Fees which will be recognized in connection with the future development of Wendy’s restaurants by MUY.

(g)
The after-tax effect on stockholders’ equity attributable to The Wendy’s Company due to the MUY Disposition including: (1) $4,347 estimated gain on sale and (2) $1,830 revenue recognized for the initial franchise fees.

(h)	Pro forma franchise royalty revenues and rental income as a result of the MUY Disposition.

(i)
Reclassification of continuing rental expense and net favorable and unfavorable lease amortization from cost of sales to other operating expense, net as a result of the related properties being subleased to MUY in connection with the MUY Disposition.

(j)	The income tax effect resulting from the pro forma effect of the MUY Disposition based on the estimated statutory tax rate.